                                                                    EXHIBIT 99.1

                                                                     [HIFN LOGO]

From:       Hifn
            750 University Avenue
            Los Gatos, CA 95032

Contact: William R. Walker, Vice President and Chief Financial Officer 408-399-3537
            wwalker@hifn.com

        HIFN REPORTS REVENUES AND EARNINGS FOR THIRD QUARTER FISCAL 2003

      LOS GATOS, Calif., July 16, 2003 - Hifn(TM) (NASDAQ: HIFN) today reported financial results for the third quarter and nine months ended June 30, 2003.

      Revenues for the third quarter of fiscal 2003 were $5.3 million, an increase of 15.8% from the $4.5 million in revenues reported in the previous quarter and down 4.0% from the $5.5 million in revenues reported in the third quarter of fiscal 2002. Revenues for the nine months ended June 30, 2003 were $14.2 million, a decrease of 19.2% from the $17.6 million reported for the nine months ended June 30, 2002.

      Net loss for the third quarter ended June 30, 2003 was $4.1 million, or $0.38 per diluted share, as compared to net loss of $18.7 million, or $1.78 per diluted share, for the third quarter of fiscal 2002 ended June 30, 2002. Net loss for the nine months ended June 30, 2003 was $14.5 million, or $1.36 per diluted share, as compared to net loss of $29.8 million, or $2.87 per diluted share, for the nine months ended June 30, 2002.

      "The turnaround in the networking industry continues, albeit at a modest pace," said Chris Kenber, Hifn's Chairman and CEO. "Design wins, some with industry leaders, are beginning to ship in volume and we expect continued revenue growth over the next several quarters, though not at a dramatic rate. We are also seeing an upsurge in design activity with last quarter providing significant new design wins both in North American and overseas markets," he added. "Our financial condition remains strong and with the market recovery now in progress, we can be guardedly confident about the future."

      Hifn management will hold a conference call to discuss these results today, July 16, 2003 at 1:30 p.m. Pacific Daylight Time (PDT). Those wishing to join should dial 800-509-8613 at approximately 1:15 p.m. Playback of the conference call will be available from 5 p.m. (PDT) on Wednesday, July 16, 2003 through 5 p.m. (PDT) on Saturday, July 19, 2003 and may be accessed by calling 800-642-1687, pass code 1365632.

Hifn Third Quarter 2003
Earnings Release                                                          Page 2


About Hifn

      Hifn, Inc. of Los Gatos, California makes integrated circuits and software for network infrastructure developers. Hifn's integrated data flow technology enables secure intelligent networks with compression, encryption and application-aware recognition. This is central to the growth of the Internet, helping to make electronic mail, web browsing, storage, Internet shopping and multimedia communications better, faster and more secure. Most of the major network equipment manufacturers use Hifn's patented technology to improve packet processing. Hifn was founded in 1996 and is traded on the NASDAQ Stock Exchange under the symbol HIFN. More information on the company is available from the company's SEC filings. Additional product information can be obtained from the Hifn Website at http://www.hifn.com.


"Safe Harbor" Statement under the U.S. Private Securities Litigation Reform Act of 1995: This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Specifically, statements regarding the Company's future financial performance including statements related to industry turnaround, potential impact of design wins and prospects for revenue growth as well as an economic and market recovery are all forward-looking statements within the meaning of the Safe Harbor subject to the risks set forth below and actual results could vary. Factors that could cause actual results to differ materially from those described herein include, but are not limited to: dependency on a small number of customers, customer demand and customer ordering patterns; orders from Hifn's customers may be below the company's current expectations and the economic slowdown impacting the technology sector may continue longer than expected. Additional risks include: risks associated with the success of Hifn's ongoing technology development efforts; Hifn's ability to successfully integrate new technology into products in a cost-effective manner; Hifn's ability to effect its current strategy and to effectively control expenses; the timing of Hifn's new product introductions; intense competition in the network and storage equipment industries; the benefits expected from business partnerships we enter into may not achieve anticipated benefits due to market factors or other factors outside our control and the significant uncertainty of market acceptance of Hifn's new products. These and other risks are detailed from time to time in Hifn's SEC reports including reports on Forms 10-K, 10-Q and 8-K. Hifn expressly disclaims any obligation to update or alter its forward-looking statements, whether as a result of new information, future events or otherwise.

Hi/fn(R) is a registered trademark of Hi/fn, Inc. Hifn is a trademark of Hi/fn, Inc.

Hifn Third Quarter 2003
Earnings Release                                                          Page 3


                                   HIFN, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                     Three Months Ended           Nine Months Ended
                                                          June 30,                    June 30,
                                                   ----------------------      ----------------------
                                                     2003          2002          2003          2002
                                                   --------      --------      --------      --------
Net revenues                                       $  5,267      $  5,485      $ 14,231      $ 17,615
                                                   --------      --------      --------      --------
Costs and operating expenses:
      Cost of revenues                                1,767         1,606         4,758         5,337
      Research and development                        4,558         4,225        15,189        13,683
      Sales and marketing                             1,790         2,080         5,306         6,439
      General and administrative                        979         3,804         2,851         8,221
      Amortization of intangibles and goodwill          358         2,819         1,075         8,564
                                                   --------      --------      --------      --------
          Total costs and operating expenses          9,452        14,534        29,179        42,244
                                                   --------      --------      --------      --------
Loss from operations                                 (4,185)       (9,049)      (14,948)      (24,629)
Interest and other income, net                          100           211           442           824
                                                   --------      --------      --------      --------
Loss before income taxes                             (4,085)       (8,838)      (14,506)      (23,805)
Provision for income taxes                               --         9,828            --         6,014
                                                   --------      --------      --------      --------
Net loss                                           $ (4,085)     $(18,666)     $(14,506)     $(29,819)
                                                   ========      ========      ========      ========
Net loss per share, basic and diluted              $  (0.38)     $  (1.78)     $  (1.36)     $  (2.87)
                                                   ========      ========      ========      ========
Weighted average shares outstanding,
   basic and diluted                                 10,775        10,476        10,653        10,392
                                                   ========      ========      ========      ========

Hifn Third Quarter 2003
Earnings Release                                                          Page 4


                                   HIFN, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (in thousands)

                                                   June 30,     September 30,
                                                     2003           2002
                                                  ---------      ---------
                                                 (unaudited)
 ASSETS
Current assets:
    Cash & short-term investments                 $  42,697      $  54,666
    Accounts receivables, net                         2,086          2,263
    Inventories                                         431            704
    Prepaid expenses and other current assets         2,301          2,061
                                                  ---------      ---------
        Total current assets                         47,515         59,694
Property and equipment, net                           2,167          2,580
Intangibles and other assets                          8,118         10,005
                                                  ---------      ---------
                                                  $  57,800      $  72,279
                                                  =========      =========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                              $   3,591      $   3,686
    Accrued expenses and other liabilities           10,322         11,937
                                                  ---------      ---------
                                                     13,913         15,623
                                                  ---------      ---------
Stockholders' equity:
    Common stock                                         11             10
    Paid in capital                                 124,408        122,672
    Accumulated deficit                             (80,532)       (66,026)
                                                  ---------      ---------
                                                     43,887         56,656
                                                  ---------      ---------
                                                  $  57,800      $  72,279
                                                  =========      =========